CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our report dated July 27, 2020, relating to the financial statements and financial highlights, which appears in each of the Fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended May 31, 2020.  We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 24, 2020

Appendix I

Decline of the Retail Store ETF
DJ Brookfield Global Infrastructure ETF
Equities for Rising Rates ETF
Global Listed Private Equity ETF
Hedge Replication ETF
High Yield-Interest Rate Hedged
Inflation Expectations ETF
Investment Grade–Interest Rate Hedged
K-1 Free Crude Oil Strategy ETF
Large Cap Core Plus
Long Online/Short Stores ETF
Managed Futures Strategy ETF
Merger ETF
Morningstar Alternatives Solution ETF
MSCI EAFE Dividend Growers ETF
MSCI Emerging Markets Dividend Growers ETI
MSCI Europe Dividend Growers ETF
Online Retail ETF
Pet Care ETF
RAFI® Long/Short
Russell 2000 Dividend Growers ETF
Russell U.S. Dividend Growers ETF
S&P 500 Bond ETF
S&P 500 Dividend Aristocrats ETF
S&P 500® Ex-Energy ETF
S&P 500® Ex-Financials ETF
S&P 500® Ex-Health Care ETF
S&P 500® Ex-Technology ETF
S&P MidCap 400 Dividend Aristocrats ETF
S&P Technology Dividend Aristocrats ETF
Short Term USD Emerging Markets Bond ETF
Short 7-10 Year Treasury
Short 20+ Year Treasury
Short Basic Materials
Short Dow30SM
Short Financials
Short FTSE China 50
Short High Yield
Short MidCap400
Short MSCI EAFE
Short MSCI Emerging Markets
Short Oil & Gas
Short QQQ®
Short Real Estate
Short Russell2000
Short S&P500®
Short SmallCap600
Ultra 7-10 Year Treasury
Ultra 20+ Year Treasury
Ultra Basic Materials
Ultra Communication Services Select Sector
Ultra Consumer Goods
Ultra Consumer Services
Ultra Dow30SM
Ultra Financials
Ultra FTSE China 50
Ultra FTSE Europe
Ultra Health Care
Ultra High Yield
Ultra Industrials
Ultra MidCap400
Ultra MSCI Brazil Capped
Ultra MSCI EAFE
Ultra MSCI Emerging Markets
Ultra MSCI Japan
Ultra Nasdaq Biotechnology
Ultra Oil & Gas
Ultra QQQ®
Ultra Real Estate
Ultra Russell2000
Ultra S&P500®
Ultra Semiconductors
Ultra SmallCap600
Ultra Technology
Ultra Telecommunications
Ultra Utilities
UltraPro Dow30SM
UltraPro MidCap400
UltraPro QQQ®
UltraPro Russell2000
UltraPro S&P500®
UltraPro Short 20+ Year Treasury
UltraPro Short Dow30SM
UltraPro Short MidCap400
UltraPro Short QQQ®
UltraPro Short Russell2000
UltraPro Short S&P500®
UltraShort 7-10 Year Treasury
UltraShort 20+ Year Treasury
UltraShort Basic Materials
UltraShort Communication Services Select Sector
UltraShort Consumer Goods
UltraShort Consumer Services
UltraShort Dow30SM
UltraShort Financials
UltraShort FTSE China 50
UltraShort FTSE Europe
UltraShort Health Care
UltraShort Industrials
UltraShort MidCap400
UltraShort MSCI Brazil Capped
UltraShort MSCI EAFE
UltraShort MSCI Emerging Markets
UltraShort MSCI Japan
UltraShort Nasdaq Biotechnology
UltraShort Oil & Gas
UltraShort QQQ®
UltraShort Real Estate
UltraShort Russell2000
UltraShort S&P500®
UltraShort Semiconductors
UltraShort SmallCap600
UltraShort Technology
UltraShort Utilities